Exhibit 99.1

STONE ENERGY CORPORATION

Announces Upcoming Presentation at Howard Weil Energy Conference

LAFAYETTE, LA. March 15, 2013

Stone Energy Corporation (NYSE: SGY) today announced that David H. Welch, the Company’s Chairman, President and Chief Executive Officer, will be presenting at Howard Weil’s 41st Annual Energy Conference at the Roosevelt New Orleans at 3:45 p.m. central time on Tuesday, March 19, 2013. The presentation material will be available in the “Events and Presentations” section of the Company’s website, www.StoneEnergy.com, within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-521-2072-fax or via e-mail at CFO@StoneEnergy.com.